SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 12, 2002

AdvancePCS
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21447 (Commission File Number)	75-2493381 (IRS Employer Identification No.)

5215 N. O’Connor
Suite 1600
Irving, Texas 75039
(Address and Zip Code of Principal Executive Offices)

(469) 420-6000
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)  Previous Independent Accountants

     (i)  After a competitive bid process that began in September 2001, AdvancePCS (the “Company”) dismissed Arthur Andersen LLP as its independent accountants effective February 12, 2002. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

     (ii)  Arthur Andersen LLP’s audit reports on the Company’s financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii)  In connection with its audits for the Company’s two most recent fiscal years and through February 12, 2002, there have been no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     (iv)  During the Company’s two most recent fiscal years and through February 12, 2002, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     (v)  The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of such letter, dated February 15, 2002, is filed as Exhibit 16 to this Current Report on Form 8-K.

     (b) New Independent Accountants

     (i)  The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of February 12, 2002. During the two most recent fiscal years and through February 12, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Exhibit

16	Arthur Andersen LLP’s letter dated February 15, 2002 regarding AdvancePCS’s disclosure in the Current Report on Form 8-K.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: February 19, 2002	By:	/s/ David D. Halbert

	Name:	David D. Halbert
	Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

16	Arthur Andersen LLP’s letter dated February 15, 2002 regarding AdvancePCS’s disclosure in the Current Report on Form 8-K.